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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON DC  20549

                                   FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: August 10, 2000
                       ---------------------------------
                       (Date of earliest event reported)


                     Bion Environmental Technologies, Inc.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter




       Colorado                  0-19333                 84-1176672
------------------------    ---------------------    -------------------
(State of Incorporation)    (Commission File No.)    (I.R.S. Employer
                                                      Identification No.)




          7921 Southpark Place, Suite 200, Littleton, Colorado 80120
          ----------------------------------------------------------
            (Address and Zip Code of Principal Executive Offices)


Registrant's telephone number including area code: (303) 738-0845
                                                   --------------




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ITEM 5.  OTHER EVENTS

     1. On August 31, 2000, we completed the exchange offer with holders (current and former employees and consultants) of certain classes of registered, incentive stock options (see Item 9 and Exhibit 99.9, Form 8-K dated August 3, 2000). With 100% participation from the holders, 404,107 new options exercisable at $2.00 per share until December 31, 2002 have been issued in exchange for 775,772 options with various exercise prices and expiration dates.

     2. The proposal we made to holders of our Convertible Bridge Notes (see Item 8 and Exhibit 99.8, Form 8-K dated August 3, 2000) was amended by a
new proposal dated August 24, 2000 (see Exhibit 99.1 hereto).   On or before
September 15, 2000, we received acceptance of the amendment from a majority of the note holders and, as per the terms of the new proposal, deemed all notes amended. As a result, conversion terms for the Note were clarified and the exercise price of our Class J warrants was reduced to $2.00. For details, see
Exhibit 99.3 hereto.

     3. On August 23, 2000, certain holders of our Class X Warrants and Class Z Warrants, including without limitation, Jon Northrop, Director and President, and Jere Northrop, Director and Chief Technology Officer (and their extended families) completed their exchange of 471,545 Class X Warrants and 855,696 Class Z Warrants for 269,831 restricted shares of our common stock. For details see Item 5 and Exhibit 99.5 of Form 8-K dated August 3, 2000 and
Exhibit 99.2 hereto.

     4. On August 28, 2000, we entered an agreement with Pan Am Equities, Inc. as agent for Pamela Equities Corp., a New York corporation, for an eleven year lease of the tenth floor at 18th East 50th Street in New York City as office space, for an aggregate cost of $2,881,982. We are negotiating sub-leases of up to fifty percent of the space at a pro-rata share of the costs which, if successful, will reduce the net cost to us proportionately over time. Currently, we have executed one sub-lease with an unrelated party, for an eleven year total of $576,397.

     5. On August 10, 2000, our Board of Directors, without the participation of director Ron Cullis, approved the issuance of 10,000 registered, incentive stock options at $2.25 per share exercisable until December 31, 2003, to Ron Cullis in exchange for his continued role as a director.

     6. On August 10, 2000, our Board of Directors approved the creation of a Compensation Committee comprised of Ronald Cullis and Salvatore Zizza, our outside directors, for the purpose of reviewing and recommending compensation of executive officers, consultants, key employees and such other employees as might be directed by the Board of Directors.

     7. On August 10, 2000, our Board of Directors approved the creation of an Audit Committee of the Board of Directors, and the adoption of its Charter, to be comprised of Ron Cullis and Sal Zizza, the Company's outside directors, for the purpose of oversight responsibility, authority and specific duties as outlined in the Charter. For details, see Exhibit 99.3 hereto.

     8. Exhibit 99.4 sets forth our capital structure as of September 20, 2000, reflecting events since our last 10-QSB dated March 31, 2000, including without limitation the events set forth herein and in Form 8-K dated August 3, 2000.

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     9.     On September 7, 2000, we announced that we will begin testing our new Nutrient Management System (NMS) with an integrated monitoring and control system within thirty days at Dream Maker Dairy in upstate New York. The new system uses computerized, real-time monitoring and control that can be remotely accessed for both reporting requirements and control functions and is designed to reduce the size of the systems by up to 80% while maintaining the same processing capacity. For details, see Exhibit 99.6 hereto.

     10. In connection with the audit of our fiscal 2000 financial statements, our independent auditors have advised us to restate the unaudited financial statements contained in our quarterly reports on Form 10-QSB for the quarters ended September 30, 1999, December 31, 1999 and April 30, 2000. Accordingly, we intend to restate the subject financial statements and file amendments to the appropriate quarterly reports as soon as is reasonably practicable after the filing of our annual report on Form 10-KSB (which is due to be filed on September 28, 2000). The restatements are material in amount and generally pertain to the non-cash values and amortization schedules recorded for certain warrants issued in connection with services performed for us by various parties, and the recording of non-cash expenses in that regard. Of the aggregate amount, approximately $180,000, $2.4 million and $390,000 relate to the first, second and third quarters, respectively. The following summarizes the effect of the changes on earning (loss) per share as previously reported:

                               Previously Reported      Restated

     Three months ended
     September 30, 1999           $(.12)                  (.13)

     Three months ended
     December 31, 1999             (.09)                  (.32)

     Six months ended
     December 31, 1999             (.12)                  (.46)

     Three months ended
     March 31, 2000                (.11)                  (.14)

     Nine months ended
     March 31, 2000                (.32)                  (.60)
















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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      Listed below are the financial statement, pro forma financial information and exhibits filed as a part of this report.


     EXHIBITS:

Exhibit
Number    Description                                  Location
-------   -----------                                 --------

99.1     Convertible Bridge Note Amendment       Filed herewith electronically
         Document - August 24, 2000

99.2     Documents regarding Class X and         Filed herewith electronically
         Class Z Warrant Exchanges effective
         August 23, 2000

99.3     Audit Committee Charter                 Filed herewith electronically

99.4     Capital Structure                       Filed herewith electronically

99.5     2000 Incentive Plan                     Filed herewith electronically

99.6     Monitoring and Control System           Filed herewith electronically
         Initiative Press Release





                                  SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BION ENVIRONMENTAL TECHNOLOGIES, INC.



Date: September 27, 2000           By:  /s/ Mark A. Smith
                                      -------------------------------------
                                        Mark A. Smith,
                                        Chairman and Secretary











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